EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-130310, No. 333-144491 and No. 333-152941) of DealerTrack Holdings, Inc. of our report dated February 24, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. We also consent to the reference to us under the heading “Selected Consolidated Financial Data” in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

New York, New York
February 24, 2009